Exhibit 4.4

FIFTH SUPPLEMENTAL INDENTURE

THIS FIFTH SUPPLEMENTAL INDENTURE (this “Fifth Supplemental Indenture”), entered into as of June 12, 2019, by and among Hughes Satellite Systems Corporation (formerly known as EH Holding Corporation), a Colorado corporation (the “Company”), the guarantors listed on the signature pages to the Unsecured Indenture (the “Guarantors”), EchoStar BSS Corporation, a Delaware corporation (“BSS”), EchoStar FSS L.L.C., a Delaware limited liability company, (“FSS”, and together with BSS, the “Supplemental Guarantors” and each, a “Supplemental Guarantor”), and Wells Fargo Bank, National Association., as trustee (the “Trustee”). Capitalized terms used herein and not otherwise defined herein are used as defined in the Unsecured Indenture referred to below.

RECITALS
WHEREAS, the Company, the guarantors listed on the signature pages thereto and the Trustee entered into that certain Unsecured Indenture, dated as of June 1, 2011, relating to the 7 5/8% Senior Unsecured Notes due 2021 of the Company in original principal amount of $900,000,000 (the “Unsecured Notes”), as supplemented by a Supplemental Indenture, dated as of June 8, 2011, the Second Supplemental Indenture, dated as of March 28, 2014, the Third Supplemental Indenture, dated as of March 23, 2017 and the Fourth Supplemental Indenture, dated August 10, 2017, each by and among the Company, the guarantors listed on the signature pages thereto and the Trustee (as so supplemented, the “Unsecured Indenture”);

WHEREAS, the Company has formed new Wholly Owned Subsidiaries, each a Supplemental Guarantor;

WHEREAS, on the date hereof, the Acquisition has been consummated and each of the Supplemental Guarantors is a Restricted Subsidiary of the Company; and

WHEREAS, pursuant to Section 4.13 of the Unsecured Indenture, each Supplemental Guarantor is required to become a Guarantor under the Unsecured Indenture; and

AGREEMENT
NOW, THEREFORE, the parties to this Supplemental Indenture hereby agree as follows:

Section 1.Each Supplemental Guarantor shall be a Guarantor under the Unsecured Indenture and be bound by the terms thereof applicable to Guarantors and each shall deliver an executed Guarantee pursuant to Section 10.02.

Section 2.    This Supplemental Indenture is an amendment supplemental to the Unsecured Indenture, and the Unsecured Indenture and this Supplemental Indenture will henceforth be read together.
Section 3.    This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 4.    This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
[Signature pages follow]

HUGHES SATELLITE SYSTEMS CORPORATION

By:	/s/ Dean A. Manson
Name: Dean A. Manson
Title: Executive Vice President, General Counsel & Secretary

ECHOSTAR 77 CORPORATION
ECHOSTAR SATELLITE SERVICES L.L.C.
ECHOSTAR ORBITAL L.L.C.
ECHOSTAR GOVERNMENT SERVICES L.L.C.
ECHOSTAR SATELLITE OPERATING CORPORATION,
HUGHES COMMUNICATIONS, INC.,
HUGHES NETWORK SYSTEMS, LLC,
HUGHES NETWORK SYSTEMS INTERNATIONAL SERVICE COMPANY,
HNS-INDIA VSAT, INC.,
HNS REAL ESTATE, LLC,
HNS LICENSE SUB, LLC,
ECHOSTAR XI HOLDING L.L.C.,
ECHOSTAR XIV HOLDING L.L.C.,
as Guarantors

By:	/s/ Dean A. Manson
Name: Dean A. Manson
Title: Executive Vice President, General Counsel & Secretary

CHEYENNE DATA CENTER L.L.C., as a Guarantor

By:	/s/ Dean A. Manson
Name: Dean A. Manson
Title: Secretary

HNS AMERICAS, L.L.C., as a Guarantor

By:	/s/ Dean A. Manson
Name: Dean A. Manson
Title: Vice President, General Counsel & Secretary

HNS AMERICAS II, L.L.C., as a Guarantor

By:	/s/ Dean A. Manson
Name: Dean A. Manson
Title: Vice President, General Counsel & Secretary

[Signature Page to Supplemental Indenture – 2011 Unsecured Indenture]

ECHOSTAR BSS CORPORATION,
as a Supplemental Guarantor

By:	/s/ Dean A. Manson
Name: Dean A. Manson
Title: President, Secretary and Treasurer

ECHOSTAR FSS L.L.C.,
as a Supplemental Guarantor

By:	/s/ Dean A. Manson
Name: Dean A. Manson
Title: Executive Vice President, General Counsel & Secretary

[Signature Page to Supplemental Indenture – 2011 Unsecured Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Alexander Pabon
Name: Alexander Pabon
Title: Assistant Vice President

[Signature Page to Supplemental Indenture – 2011 Unsecured Indenture]